Exhibit 99.1

INSPIRED REPORTS FIRST QUARTER 2025 RESULTS

●	First Quarter Revenue of $60.4 million, driven primarily by record Interactive revenue, up 49% year-over-year
●	First Quarter Net Loss of $0.1 million and Adjusted Net Income of $3.8 million
●	First Quarter Adjusted EBITDA of $18.4 million, up 19% from last year driven by record Interactive Adjusted EBITDA, up 75% year-over-year
●	Entered into commitment letter for new £270 million senior secured term debt to refinance existing debt

New York, New York, May 8, 2025 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period ended March 31, 2025.

“We are pleased to report a strong start to 2025, reflecting the continued momentum across our diversified business segments,” said Lorne Weil, Executive Chairman of Inspired. “Our Interactive segment continues to be a standout performer, with revenue increasing by 49% year-over-year, driven by robust growth in the UK and North America. Interactive Adjusted EBITDA grew 75% as the Adjusted EBITDA margin expanded approximately 1,000 basis points versus prior year to 64%, showcasing the scalability and efficiency of our digital operations. We are excited about the progress in our Hybrid Dealer rollout strategy, including the successful launch of new games and partnerships that position us well for continued future growth.

“In the Gaming segment, we achieved a solid performance with an increase in Adjusted EBITDA compared to last year driven by new terminal deployments in Greece and the UK as well as enhanced efficiency and profitability through our operational initiatives executed in the back half of 2024. The installation of new Vantage cabinets in partnership with William Hill has been completed, driving high single-digit year over year growth and setting a strong foundation for the rest of the year.

“In Virtual Sports, Brazil’s regulatory and tax changes impacted the early part of the quarter. With the change in regulatory regime, there were disruptions across the market affecting performance and our Virtuals business was not immune. After a challenging early part of the year, we are encouraged by sequential weekly and monthly trends that are showing signs of stabilization, suggesting that the segment is beginning to level off and move towards a more stable performance. Our focus on growth initiatives in Brazil, as the market adapts to the new regulatory environment, along with new partnerships (including our licensing agreement with the National Hockey League) positions us well for medium and longer term success.

“Our Leisure segment performed as expected in a seasonally slow quarter. Year over year performance was driven by timing differences of key UK public holiday periods.

“Finally, we have entered into a commitment letter for £287.8 million of private credit facilities provided by Barclays and HG Vora to refinance our existing debt, including our current revolver balance. The new £287.8 million credit facilities will bear a SONIA-based floating interest rate and consist of a new £17.8 million super senior revolving credit facility, which is expected to be undrawn at closing, and £270.0 million of senior secured term debt which is set to mature five years from the closing date. The definitive documents are expected to be signed, and the transaction is expected to close, in early June 2025.

“As we navigate through 2025, our focus remains on leveraging the strengths of our diversified business model. We are committed to driving growth in our collective digital operations, enhancing profitability and capital efficiency in our land-based segments, and exploring new market opportunities. The progress in our Interactive and Gaming segments, coupled with strategic initiatives in Virtual Sports and Leisure, positions us well to achieve sustainable growth and deliver value to our shareholders.”

Recent Business Highlights

●	Expanded partnership with Rush Street Interactive to provide online content to new markets in Mexico and the U.S. state of Delaware, building on the successful launches in New Jersey, Michigan, and Pennsylvania.
●	Extended partnership with Buzz Bingo, Britain’s leading omni-channel bingo operator, ensuring continued supply of terminals across Buzz Bingo’s venues.
●	Subsequent to quarter end, launched Roulette 4 Ball Extra Bet with Gamesys in the U.K. as well as via the aggregator Relax Gaming to certain of its customers in the U.K.

Summary of First Quarter 2025 Segment Financial Results

(unaudited)

	Three Months Ended March 31,		Reported Variance	Currency Movement 2025[2]	Functional Currency Variance
(In $ millions)	2025	2024	%	$	%
Total Revenue
Gaming	$21.7	$23.2	(6)%	$0.0	(6)%
Virtual Sports	8.7	12.4	(30)%	(0.1)	(29)%
Interactive	12.1	8.1	49%	(0.1)	51%
Leisure	17.9	18.6	(4)%	(0.1)	(3)%

Total Revenue	$60.4	$62.3	(3)%	$(0.3)	(3)%
Net operating income / (loss)	1.6	(2.1)	NM3	0.1	NM3
Net loss	(0.1)	(6.4)	NM3	0.2	NM3
Net income (loss) per basic and diluted share	$0.00	$(0.22)	NM3	NM3	NM3

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$9.3	$6.5	43%	$0.3	38%
Virtual Sports	6.3	10.4	(39)%	(0.2)	(38)%
Interactive	7.7	4.4	75%	(0.2)	82%
Leisure	1.7	1.8	(6)%	(0.1)	0%
Corporate	(6.6)	(7.6)	13%	0.2	10%

Total Company Adjusted EBITDA[1]	$18.4	$15.5	19%	$0.0	19%
Adjusted EBITDA Margin[1]	30%	25%

Adjusted net income (loss)[1]	$3.8	$(2.8)	NM3	$0.0	NM3
Adjusted net income (loss) per diluted share	$0.13	$(0.10)	NM3	NM3	NM3

[1]	Reconciliation to US GAAP shown below.
[2]	Currency movement calculated by translating 2025 and 2024 performances at 2024 exchange rates.
[3]	Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs, (3) gains or losses not in the ordinary course of business and (4) the costs of the restatement of previously issued financial statements.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net income (loss), as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 8:30 a.m. ET / 1:30 p.m. in the UK on Thursday, May 8, 2025 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Service	$57.0	$56.2
Product sales	3.4	6.1
Total revenue	60.4	62.3

Cost of sales:
Cost of service (1)	(15.0)	(15.9)
Cost of product sales (1)	(2.9)	(4.5)
Selling, general and administrative expenses	(30.3)	(34.2)
Depreciation and amortization	(10.6)	(9.8)
Net operating income (loss)	1.6	(2.1)

Other expense
Interest expense, net	(7.0)	(6.5)
Other finance income	0.2	0.1

Total other expense, net	(6.8)	(6.4)

Loss before income taxes	(5.2)	(8.5)
Income tax benefit	5.1	2.1
Net loss	(0.1)	(6.4)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(0.4)	0.5
Reclassification of loss on pension plan to comprehensive income	0.2	0.3
Other comprehensive (loss) income	(0.2)	0.8

Comprehensive loss	$(0.3)	$(5.6)

Net loss per common share – basic and diluted	$0.00	$(0.22)

Weighted average number of shares outstanding during the period – basic and diluted	28,973,938	28,603,734

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Cash	$39.0	$29.3
Accounts receivable, net	52.0	65.4
Inventory	31.1	28.0
Prepaid expenses and other current assets	35.4	36.0
Corporate tax and other current taxes receivable	4.3	1.2
Total current assets	161.8	159.9

Property and equipment, net	62.7	56.4
Software development costs, net	23.7	22.4
Other acquired intangible assets subject to amortization, net	15.6	16.1
Goodwill	59.6	57.8
Finance lease right of use asset	22.7	18.7
Operating lease right of use asset	16.0	16.2
Costs of obtaining and fulfilling customer contracts, net	12.8	11.0
Deferred tax	71.2	67.4
Other assets	12.8	12.5
Total assets	$458.9	$438.4

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$69.6	$53.7
Corporate tax and other current taxes payable	4.3	12.3
Deferred revenue, current	5.7	5.8
Operating lease liabilities	5.0	5.1
Current portion of long-term debt	19.4	18.8
Current portion of finance lease liabilities	4.9	4.4
Other current liabilities	4.2	3.9
Total current liabilities	113.1	104.0

Long-term debt	301.5	292.2
Finance lease liabilities, net of current portion	18.5	18.6
Deferred revenue, net of current portion	14.6	12.8
Operating lease liabilities	11.2	11.7
Other long-term liabilities	2.2	2.4
Total liabilities	461.1	441.7

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,904,832 shares and 26,581,972 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Additional paid in capital	391.3	389.9
Accumulated other comprehensive income	48.1	48.3
Accumulated deficit	(441.6)	(441.5)
Total stockholders’ deficit	(2.2)	(3.3)
Total liabilities and stockholders’ deficit	$458.9	$438.4

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(0.1)	$(6.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9.7	9.8
Amortization of finance lease right of use asset	0.9	—
Amortization of operating lease right of use asset	0.8	1.1
Stock-based compensation expense	1.4	2.3
Amortization of deferred financing fees relating to senior debt	0.5	0.2
Deferred tax	(1.9)	—
Changes in assets and liabilities:
Accounts receivable	15.1	1.6
Inventory	(2.0)	0.4
Prepaid expenses and other assets	(0.5)	6.2
Corporate tax and other current taxes payable	(11.3)	(6.3)
Accounts payable and accrued expenses	14.3	(2.6)
Deferred revenues and customer prepayment	1.6	0.6
Operating lease liabilities	(1.1)	(1.0)
Pension contributions	(0.2)	(0.4)
Other long-term liabilities	(1.7)	0.5
Net cash provided by operating activities	25.5	6.0

Cash flows from investing activities:
Purchases of property and equipment	(9.2)	(4.4)
Purchases of capital software and internally developed costs	(2.1)	(3.3)
Contract cost expense	(3.8)	(2.4)
Net cash used in investing activities	(15.1)	(10.1)

Cash flows from financing activities:
Repayments of finance leases	(1.7)	(0.2)
Net cash used in financing activities	(1.7)	(0.2)

Effect of exchange rate changes on cash	1.0	(0.4)
Net increase (decrease) in cash	9.7	(4.7)
Cash, beginning of period	29.3	40.0
Cash, end of period	$39.0	$35.3

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended March 31, 2025

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$4.2	$4.9	$6.9	$(1.7)	$(14.4)	$(0.1)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.2	0.2

Items outside the normal course of business:
Costs of group restructure	0.2	—	—	0.1	0.3	0.6
Costs of group restatement	—	—	—	—	4.0	4.0

Stock-based compensation expense	0.2	0.1	0.1	0.1	0.9	1.4
Depreciation and amortization	4.7	1.3	0.7	3.2	0.7	10.6
Interest expense, net	—	—	—	—	7.0	7.0
Other finance income	—	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	—	(5.1)	(5.1)
Adjusted EBITDA	$9.3	$6.3	$7.7	$1.7	$(6.6)	$18.4

Adjusted EBITDA	£7.3	£5.0	£6.2	£1.5	£(5.4)	£14.6

Exchange rate - $ to £						1.26

Three Months Ended March 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$2.1	$9.4	$3.1	$(1.3)	$(19.7)	$(6.4)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	0.2	0.2
Costs of group restatement	—	—	—	—	5.0	5.0

Stock-based compensation expense	0.2	0.1	0.1	0.1	1.8	2.3
Depreciation and amortization	4.2	0.9	1.2	3.0	0.5	9.8
Interest expense, net	—	—	—	—	6.5	6.5
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	(2.1)	(2.1)
Adjusted EBITDA	$6.5	$10.4	$4.4	$1.8	$(7.6)	$15.5

Adjusted EBITDA	£5.3	£8.1	£3.4	£1.5	£(6.0)	£12.3

Exchange rate - $ to £						1.27

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended
	Mar 31,	Mar 31,
(In millions)	2025	2024
Net (loss)	$(0.1)	$(6.4)
Items Relating to Legacy Activities:
Pension charges	0.2	0.3

Items outside the normal course of business:
Cost of group restructure	0.6	0.2
Cost of group restatement	4.0	5.0

Effect of exchange rates on cash	(1.0)	(1.6)
Mark to market movement on currency deals	0.1	(0.2)
Other finance income	(0.2)	(0.1)
Tax Impact	0.2	0.0
Adjusted Net Income	$3.8	$(2.8)

Adjusted Net Income	£3.0	£(2.2)

Exchange Rate - $ to £	1.26	1.27

Weighted average number of shares outstanding– diluted	29,689,818	28,603,734

Adjusted Net Income per diluted share	$0.13	$(0.10)

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended March 31, 2025

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$21.7	$8.7	$12.1	$17.9	$—	$60.4

Segment % of Total Revenue	35.9%	14.4%	20.0%	29.7%		100.0%

Adjusted EBITDA	$9.3	$6.3	$7.7	$1.7	$(6.6)	$18.4
Corporate allocation(1)	(2.4)	(0.9)	(1.3)	(2.0)	6.6	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$6.9	$5.4	$6.4	$(0.3)	$—	$18.4

Segment Contribution to Adjusted EBITDA	37.5%	29.3%	34.8%	(1.6%)		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended March 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$23.2	$12.4	$8.1	$18.6	$—	$62.3

Segment % of Total Adjusted Revenue	37.2%	19.9%	13.0%	29.9%		100.0%

Adjusted EBITDA	$6.5	$10.4	$4.4	$1.8	$(7.6)	$15.5
Corporate allocation(1)	(2.8)	(1.5)	(1.0)	(2.3)	7.6	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$3.7	$8.9	$3.4	$(0.5)	$—	$15.5

Segment Contribution to Adjusted EBITDA	23.9%	57.4%	21.9%	(3.2)%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution